For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com




                                                    FOR IMMEDIATE RELEASE
                                                    Thursday, February 24, 2005

                 A&B WEB CAST TO INCLUDE FINANCIAL MATTERS
                 -----------------------------------------

         Honolulu (February 24, 2005)--In a previous press release, Alexander & Baldwin, Inc. (NASDAQ:ALEX) announced that it would conduct a web cast on the subject of the just-announced new Guam China service by its subsidiary, Matson Navigation Company, Inc. at 11:30 a.m. EST on Friday, February 25. The web cast also will include discussion of the financial effects of the new service. Listeners can access the web cast on A&B's corporate website, www.alexanderbaldwin.com via a link called "Matson's Guam China Service Web Cast, February 25, 2005, 11:30 a.m. EST."

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